Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Veri-Tek International Corp. on Form 10-K of our report dated March 13, 2006 for Veri-Tek International Corp. for the years ended December 31, 2005 and 2004, which is a part of this Form 10-K.

Freedman & Goldberg, CPAs, PC

Farmington Hills, MI

March 31, 2006

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